Exhibit 14

                            THE HENNESSY FUNDS, INC.
                     INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

             The following constitutes an agreement establishing an Individual Retirement Account (under Section 408(a) of the Internal Revenue Code) between the Depositor and the Custodian.

                                    ARTICLE I

             The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in Section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an
   employer contribution to a simplified employee pension plan as described in Section 408(k). Rollover contributions before January 1, 1993, include rollovers described in Section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4),
   403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in Section 408(k).

                                   ARTICLE II

             The Depositor's interest in the balance in the custodial account is nonforfeitable.

                                   ARTICLE III

             1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5)).

             2. No part of the custodial funds may be invested in collectibles (within the meaning of Section 408(m)) except as otherwise permitted by Section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   ARTICLE IV

             1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with Section 408(a)(6) and Proposed Regulations
   Section 1.408-8, including the incidental death benefit provisions of Proposed Regulations Section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

             2. Unless otherwise elected by the time distributions are required to begin to the Depositor under Paragraph 3, or to the surviving spouse under Paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

             3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

             (a)  A single sum payment.

             (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

             (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

             (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

             (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

             4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

             (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with Paragraph 3.

             (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

             (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

             (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

             (c) Except where distribution in the form of an annuity meeting the requirements of Section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

             (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

             5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under Paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designed beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with Paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

             6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                    ARTICLE V

             1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under Section 408(i) and Regulations Section 1.408-5 and 1.408-6.

             2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

                                   ARTICLE VI

             Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with
   Section 408(a) and related regulations will be invalid.

                                   ARTICLE VII

             This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                  ARTICLE VIII

             1. Investment of Account Assets. (a) All contributions to the custodial account shall be invested in the shares of any regulated investment company ("Investment Company") for which The Hennessy Management Co., L.P. or The Hennessy Management Co. II, L.P. serves as investment advisor, or any other regulated investment company designated by the investment advisor. Shares of stock of an Investment Company shall be referred to as Investment Company Shares."

             (b) Each contribution to the custodial account shall identify the Depositor's account number and be accompanied by a signed statement directing the investment of that contribution. The Custodian may return to the Depositor, without liability for interest thereon, any contribution which is not accompanied by adequate account identification or an appropriate signed statement directing investment of that contribution.

             (c) Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner such shares are offered to the public. All distributions received on Investment Company Shares held in the custodial account shall be reinvested in like shares. If any distribution of Investment Company Shares may be received in additional like shares or in cash or other property, the Custodian shall elect to receive such distribution in additional like Investment Company Shares.

             (d) All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee. The Depositor shall be the beneficial owner of all Investment Company Shares held in the custodial account and the Custodian shall not vote any such shares, except upon written direction of the Depositor. The Custodian agrees to forward to the Depositor each prospectus, report, notice, proxy and related proxy soliciting materials applicable to Investment Company Shares held in the custodial account received by the Custodian.

             (e) The Depositor may, at any time, by written notice to the Custodian, redeem any number of shares held in the custodial account and reinvest the proceeds in the shares of any other Investment Company. Such redemptions and reinvestments shall be done at the price and in the manner such shares are then being redeemed or offered by the respective Investment Companies.

             2. Amendment and Termination. (a) The Custodian may amend the Custodial Account (including retroactive amendments) by delivering to the Depositor written notice of such amendment setting forth the substance and effective date of the amendment. The Depositor shall be deemed to have consented to any such amendment not objected to in writing by the Depositor within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the custodial account to be diverted to purposes other than for the exclusive benefit of the Depositor or his or her beneficiaries.

             (b) The Depositor may terminate the custodial account at any time by delivering to the Custodian a written notice of such termination.

             (c) The custodial account shall automatically terminate upon distribution to the Depositor or his or her beneficiaries of its entire balance.

             3. Taxes and Custodial Fees. Any income taxes or other taxes levied or assessed upon or in respect of the assets or income of the custodial account and any transfer taxes incurred shall be paid from the custodial account. All administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, and the Custodian's compensation shall be paid from the custodial account, unless otherwise paid by the Depositor or his or her beneficiaries.

             The Custodian's fees are set forth in a schedule provided to the Depositor. Extraordinary charges resulting from unusual administrative responsibilities not contemplated by the schedule will be subject to such additional charges as will reasonably compensate the Custodian. Fees for refund of excess contributions, transferring to a successor trustee or custodian, or redemption/reinvestment of Investment Company Shares will be deducted from the refund or redemption proceeds and the remaining balance will be remitted to the Depositor, or reinvested or transferred in accordance with the Depositor's instructions.

             4. Reports and Notices. (a) The Custodian shall keep adequate records of transactions it is required to perform hereunder. After the close of each calendar year, the Custodian shall provide to the Depositor or his or her legal representative a written report or reports reflecting the transactions effected by it during such year and the assets and liabilities of the Custodial Account at the close of the year.

             (b) All communications or notices shall be deemed to be given upon receipt by the Custodian at The Hennessy Funds, Inc., c/o Firstar Trust Company, Mutual Fund Services, 615 East Michigan Street, 3rd Floor, P.O. Box 701, Milwaukee, WI 53201-0701, or the Depositor at his most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

             5. Designation of Beneficiary. The Depositor may designate a beneficiary or beneficiaries to receive benefits from the custodial account in the event of the Depositor's death. In the event the Depositor has not designated a beneficiary, or if all beneficiaries shall predecease the Depositor, the following persons shall take in the order named:

             (a)  The spouse of the Depositor;

             (b) If the spouse shall predecease the Depositor or if the Depositor does not have a spouse, then to the personal representative of the Depositor's estate.

             6. Multiple Individual Retirement Accounts. In the event the Depositor maintains more than one individual retirement account (as defined in Section 408(a)) and elects to satisfy his or her minimum distribution requirements described in Article IV above by making a distribution for another individual retirement account in accordance with Paragraph 6 thereof, the Depositor shall be deemed to have elected to calculate the amount of his or her minimum distribution under this custodial account in the same manner as under the individual retirement account from which the distribution is made.

             7. Inalienability of Benefits. The benefits provided under this custodial account shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind and any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

             8. Rollover Contributions and Transfers. The Custodian shall have the right to receive rollover contributions and to receive direct transfers from other custodians or trustees. All contributions must be made in cash or check.

             9. Conflict in Provisions. To the extent that any provisions of this Article VIII shall conflict with the provisions of Articles IV, V and/or VII, the provisions of this Article VIII shall govern.

             10. Applicable State Law. This custodial account shall be construed, administered and enforced according to the laws of the State of Wisconsin.

                            THE HENNESSY FUNDS, INC.
                  ROTH INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

             The following constitutes an agreement establishing a Roth IRA (under Section 408A of the Internal Revenue Code) between the depositor and the custodian.

                                    ARTICLE I

        1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the depositor.

        2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

                                   ARTICLE II

                The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married depositor who files jointly, between AGI of $150,000 and $160,000; and for a married depositor who files separately, between $0 and $10,000. In the case of a conversion, the custodian will not accept IRA Conversion Contributions in a tax year if the depositor's AGI for that tax year exceeds $100,000 or if the depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

                                   ARTICLE III

             The depositor's interest in the balance in the custodial account if nonforfeitable.

                                   ARTICLE IV

        1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

        2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

                                    ARTICLE V

        1. If the depositor dies before his or her entire interest is distributed to him or her and the grantor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the depositor or, if the depositor has not so elected, at the election of the beneficiary or beneficiaries, either.

          (a) Be distributed by December 31 of the year containing the fifth anniversary of the depositor's death, or

          (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the depositor's death.

          If distributions do not begin by the date described in (b), distribution method (a) will apply.

        2. In the case of distribution method 1.(b) above, to determine the minimum annual payment for each year, divide the grantor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

        3. If the depositor's spouse is the sole beneficiary on the depositor's date of death, such spouse will then be treated as the depositor.

                                   ARTICLE VI

        1. The depositor agrees to provide the custodian with information necessary for the custodian to prepare any reports required under section 408(i) and 408A(d)(3)(E), regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

        2. The custodian agrees to submit reports to the Internal Revenue Service and the depositor prescribed by the Internal Revenue Service.

                                   ARTICLE VII

             Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

                                  ARTICLE VIII

             This Agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

                                   ARTICLE IX

        1. Investment of Account Assets. (a) All contributions to the custodial account shall be invested in the shares of any regulated investment company ("Investment Company") for which The Hennessy Management Co. L.P. or The Hennessy Management Co. II, L.P. serves as investment advisor, or any other regulated investment company designated by the investment advisor. Shares of stock of an Investment Company shall be referred to as "Investment Company Shares."

        (b) Each contribution to the custodial account shall identify the depositor's account number and be accompanied by a signed statement directing the investment of that contribution. The custodian may return to the depositor, without liability for interest thereon, any contribution which is not accompanied by adequate account identification or an appropriate signed statement directing investment of that contribution.

        (c) Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner such shares are offered to the public. All distributions received on Investment Company Shares held in the custodial account shall be reinvested in like shares. If any distribution of Investment Company Shares may be received in additional like shares or in cash or other property, the custodian shall elect to receive such distribution in additional like Investment Company Shares.

        (d) All Investment Company Shares acquired by the custodian shall be registered in the name of the custodian or its nominee. The depositor shall be the beneficial owner of all Investment Company Shares held in the custodial account and the custodian shall not vote any such shares, except upon written direction of the depositor. The custodian agrees to forward to the depositor each prospectus, report, notice, proxy and related proxy soliciting materials applicable to Investment Company Shares held in the custodial account received by the custodian.

        (e) The depositor may, at any time, by written notice to the custodian, redeem any number of shares held in the custodial account and reinvest the proceeds in the shares of any other Investment Company. Such redemptions and reinvestments shall be done at the price and in the manner such shares are then being redeemed or offered by the respective Investment Companies.

        2. Amendment and Termination. (a) The custodian may amend the Custodial Account (including retroactive amendments) by delivering to the depositor written notice of such amendment setting forth the substance and effective date of the amendment. The depositor shall be deemed to have consented to any such amendment not objected to in writing by the depositor within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the custodial account to be diverted to purposes other than for the exclusive benefit of the depositor or his or her beneficiaries.

        (b) The depositor may terminate the custodial account at any time by delivering to the custodian a written notice of such termination.

        (c) The custodial account shall automatically terminate upon distribution to the depositor or his or her beneficiaries of its entire balance.

        3. Taxes and Custodial Fees. Any income taxes or other taxes levied or assessed upon or in respect of the assets or income of the custodial account and any transfer taxes incurred shall be paid from the custodial account. All administrative expenses incurred by the custodian in the performance of its duties, including fees for legal services rendered to the custodian, and the custodian's compensation shall be paid from the custodial account, unless otherwise paid by the depositor or his or her beneficiaries.

             The custodian's fees are set forth in a schedule provided to the depositor. Extraordinary charges resulting from unusual administrative responsibilities not contemplated by the schedule will be subject to such additional charges as will reasonably compensate the custodian. Fees for refund of excess contributions, transferring to a successor trustee or custodian, or redemption/reinvestment of Investment Company Shares will be deducted from the refund or redemption proceeds and the remaining balance will be remitted to the depositor, or reinvested or transferred in accordance with the depositor's instructions.

        4. Reports and Notices. (a) The custodian shall keep adequate records of transactions it is required to perform hereunder. After the close of each calendar year, the custodian shall provide to the depositor or his or her legal representative a written report or reports reflecting the transactions effected by it during such year and the assets and liabilities of the Custodial Account at the close of the year.

        (b) All communications or notices shall be deemed to be given upon receipt by the custodian at The Hennessy Funds, Inc., c/o Firstar Trust Company, Mutual Fund Services, 615 East Michigan Street, 3rd Floor, P.O. Box 701, Milwaukee, WI 53201-0701, or the depositor at his most recent address shown in the custodian's records. The depositor agrees to advise the custodian promptly, in writing, of any change of address.

        5. Designation of Beneficiary. The depositor may designate a beneficiary or beneficiaries to receive benefits from the custodial account in the event of the depositor's death. In the event the depositor has not designated a beneficiary, or if all beneficiaries shall predecease the depositor, the following persons shall take in the order named:

        (a)  The spouse of the depositor;

        (b) If the spouse shall predecease the depositor or if the depositor does not have a spouse, then to the personal representative of the depositor's estate.

        6. Inalienability of Benefits. The benefits provided under this custodial account shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind and any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

        7. Rollover Contributions and Transfers. Subject to the restrictions in Article I, the custodian shall have the right to receive rollover contributions and to receive direct transfers from other custodians or trustees. All contributions must be made in cash or check.

        8. Conflict in Provisions. To the extent that any provisions of this Article VIII shall conflict with the provisions of Articles V, VI and/or VIII, the provisions of this Article IX shall govern.

        9. Applicable State Law. This custodial account shall be construed, administered and enforced according to the laws of the State of Wisconsin.

                            THE HENNESSY FUNDS, INC.

                 SIMPLE INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

             The participant whose name appears above is establishing a savings incentive match plan for employees of small employers individual retirement account (SIMPLE IRA) under sections 408(a) and 408(p) to provide for his or her retirement and for the support of his or her beneficiaries after death.

             The custodian named above has given the participant the disclosure statement required under Regulations section 1.408-6.

             The participant and the custodian make the following agreement:

                                   ARTICLE I.

             The custodian will accept cash contributions made on behalf of the participant by the participant's employer under the terms of a SIMPLE plan described in section 408(p). In addition, the custodian will accept transfers or rollovers from other SIMPLE IRAs of the participant. No other contributions will be accepted by the custodian.

                                  ARTICLE II.

             The participant's interest in the balance in the custodial account is nonforfeitable.

                                  ARTICLE III.

        1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

        2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

                                  ARTICLE IV.

        1. Notwithstanding any provision of this agreement to the contrary, the distribution of the participant's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

        2. Unless otherwise elected by the time distributions are required to begin to the participant under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the participant and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

        3. The participant's entire interest in the custodial account must be, or begin to be, distributed by the participant's requested beginning date (April 1 following the calendar year end in which the participant reaches age 70-1/2). By that date, the participant may elect, in a manner acceptable to the custodian, to have the balance in the custodial account distributed in:

                (a)    A single sum payment.

                (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the participant.

                (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the participant and his or her designated beneficiary.

                (d) Equal or substantially equal annual payments over a specified period that may not be longer than the participant's life expectancy.

                (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the participant and his or her designated beneficiary.

        4. If the participant dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

                (a) If the participant dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

                (b) If the participant dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the participant or, if the participant has not so elected, at the election of the beneficiary or beneficiaries, either

                  (i) Be distributed by the December 31 of the year containing the fifth anniversary of the participant's death, or

                  (ii) Be distributed in equal or substantially equal
                       payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the participant's death. If, however, the beneficiary is the participant's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the participant would have reached age 70-1/2.

                (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b0(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the participant's required beginning date, even though payments may actually have been made before that date.

                (d) If the participant dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

        5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the participant's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the participant (or the joint life and last survivor expectancy of the participant and the participant's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the participant and designated beneficiary as of their birthdays in the year the participant reaches age 70-1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

        6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                   ARTICLE V.

        1. The participant agrees to provide the custodian with information necessary for the custodian to prepare any report required under sections 408(i) and 408(l)(2) and Regulations sections 1.408-5 and 1.408-6.

        2. The custodian agrees to submit reports to the Internal Revenue Service and the participant as prescribed by the Internal Revenue Service.

        3. The custodian also agrees to provide the participant's employer the summary description described in section 408(l)(2) unless this SIMPLE IRA is a transfer SIMPLE IRA.

                                  ARTICLE VI.

             Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with sections 408(a) and 408(p) and the related regulations will be invalid.

                                  ARTICLE VII.

             This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                 ARTICLE VIII.

        1. Investment of Account Assets. (a) All contributions to the custodial account shall be invested in the shares of any regulated investment company ("Investment Company") for which The Hennessy Management Co., L.P. or The Hennessy Management Co. II, L.P. serves as investment advisor, or any other regulated investment company designated by the investment advisor. Shares of stock of an Investment Company shall be referred to as Investment Company Shares."

                (b) Each contribution to the custodial account shall identify the Depositor's account number and be accompanied by a signed statement directing the investment of that contribution. The Custodian may return to the Depositor, without liability for interest thereon, any contribution which is not accompanied by adequate account identification or an appropriate signed statement directing investment of that contribution.

                (c) Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner such shares are offered to the public. All distributions received on Investment Company Shares held in the custodial account shall be reinvested in like shares. If any distribution of Investment Company Shares may be received in additional like shares or in cash or other property, the Custodian shall elect to receive such distribution in additional like Investment Company Shares.

                (d) All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee. The Depositor shall be the beneficial owner of all Investment Company Shares held in the custodial account and the Custodian shall not vote any such shares, except upon written direction of the Depositor. The Custodian agrees to forward to the Depositor each prospectus, report, notice, proxy and related proxy soliciting materials applicable to Investment Company Shares held in the custodial account received by the Custodian.

                (e) The Depositor may, at any time, by written notice to the Custodian, redeem any number of shares held in the custodial account and reinvest the proceeds in the shares of any other Investment Company. Such redemptions and reinvestments shall be done at the price and in the manner such shares are then being redeemed or offered by the respective Investment Companies.

        2. Amendment and Termination. (a) The Custodian may amend the Custodial Account (including retroactive amendments) by delivering to the Depositor written notice of such amendment setting forth the substance and effective date of the amendment. The Depositor shall be deemed to have consented to any such amendment not objected to in writing by the Depositor within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the custodial account to be diverted to purposes other than for the exclusive benefit of the Depositor or his or her beneficiaries.

                (b) The Depositor may terminate the custodial account at any time by delivering to the Custodian a written notice of such termination.

                (c) The custodial account shall automatically terminate upon distribution to the Depositor or his or her beneficiaries of its entire balance.

        3. Taxes and Custodial Fees. Any income taxes or other taxes levied or assessed upon or in respect of the assets or income of the custodial account and any transfer taxes incurred shall be paid from the custodial account. All administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, and the Custodian's compensation shall be paid from the custodial account, unless otherwise paid by the Depositor or his or her beneficiaries.

             The Custodian's fees are set forth in a schedule provided to the Depositor. Extraordinary charges resulting from unusual administrative responsibilities not contemplated by the schedule will be subject to such additional charges as will reasonably compensate the Custodian. Fees for refund of excess contributions, transferring to a successor trustee or custodian, or redemption/reinvestment of Investment Company Shares will be deducted from the refund or redemption proceeds and the remaining balance will be remitted to the Depositor, or reinvested or transferred in accordance with the Depositor's instructions.

        4. Reports and Notices. (a) The Custodian shall keep adequate records of transactions it is required to perform hereunder. After the close of each calendar year, the Custodian shall provide to the Depositor or his or her legal representative a written report or reports reflecting the transactions effected by it during such year and the assets and liabilities of the Custodial Account at the close of the year.

                (b) All communications or notices shall be deemed to be given upon receipt by the Custodian at The Hennessy Funds, Inc., c/o Firstar Trust Company, Mutual Fund Services, 615 East Michigan Street, 3rd Floor, P.O. Box 701, Milwaukee, WI 53201-0701, or the Depositor at his most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

        5. Designation of Beneficiary. The Depositor may designate a beneficiary or beneficiaries to receive benefits from the custodial account in the event of the Depositor's death. In the event the Depositor has not designated a beneficiary, or if all beneficiaries shall predecease the Depositor, the following persons shall take in the order named:

                (a)    The spouse of the Depositor;

                (b) If the spouse shall predecease the Depositor or if the Depositor does not have a spouse, then to the personal representative of the Depositor's estate.

        6. Multiple Individual Retirement Accounts. In the event the Depositor maintains more than one individual retirement account (as defined in Section 408(a)) and elects to satisfy his or her minimum distribution requirements described in Article IV above by making a distribution for another individual retirement account in accordance with Paragraph 6 thereof, the Depositor shall be deemed to have elected to calculate the amount of his or her minimum distribution under this custodial account in the same manner as under the individual retirement account from which the distribution is made.

        7. Inalienability of Benefits. The benefits provided under this custodial account shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind and any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

        8. Rollover Contributions and Transfers. The Custodian shall have the right to receive rollover contributions and to receive direct transfers from other custodians or trustees. All contributions must be made in cash or check.

        9. Conflict in Provisions. To the extent that any provisions of this Article VIII shall conflict with the provisions of Articles IV, V and/or VII, the provisions of this Article VIII shall govern.

        10. Applicable State Law. This custodial account shall be construed, administered and enforced according to the laws of the State of Wisconsin.

                      THE HENNESSY FUNDS, INC. SIMPLE PLAN

   Article I Employee Requirements (Complete appropriate box(es) and blanks-see instructions)

   1    General Eligibility Requirements.  The Employer agrees to permit salary reduction contributions to be made in each calendar year to the SIMPLE IRA established by each employee who meets the following requirements (select either 1a or 1b):

   a    [_]  Full Eligibility.  All employees are eligible.
   b    [_]  Limited Eligibility.  Eligibility is limited to employees who are described in both (i) and (ii) below:

             (i) Current compensation. Employees who are reasonably expected to receive at least $_____________ in compensation (not to exceed $5,000) for the calendar year.
             (ii) Prior compensation. Employees who have received at least $___________ in compensation (not to exceed $5,000) during any _______ calendar year(s) (insert 0, 1, or 2) preceding the calendar year.

   2    Excludable Employees (OPTIONAL)
        [_] The Employer elects to exclude employees covered under a collective bargaining agreement for which retirement benefits were the subject of good faith bargaining.

   Article II-Salary Reduction Agreements (Complete the box and blank, if appropriate-see instructions.)

   1    Salary Reduction Election.  An eligible employee may make a salary reduction election to have his or her compensation for each pay period reduced by a percentage. The total amount of the reduction in the employee's compensation cannot exceed $6,000* for any calendar year.

   ----------------
   * This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.


   2    Timing of Salary Reduction Elections

   a    For a calendar year, an eligible employee may make or modify a salary reduction election during the 60-day period immediately preceding January 1 of that year. However, of for the year in which the employee becomes eligible to make salary reduction contributions, the period during which the employee may make or modify the election is a 60-day period that includes either the date the employee becomes eligible or the day before.

   b    In addition to the election in 2a, eligible employees may make salary reduction elections or modify prior elections _______________ (If the Employer chooses this option, insert a period or periods (e.g. semi-annually, quarterly, monthly, or daily) that will apply uniformly to all eligible employees.)

   c    No salary reduction election may apply to compensation that an employee received, or had a right to immediately receive, before execution of the salary reduction election.

   d    An employee may terminate a salary reduction election at any time during the calendar year. [_] If this box is checked, an employee who terminates a salary reduction election not in accordance with 2b may not resume salary reduction contributions during the calendar year.

   Article III-Contributions (Complete the blank, if appropriate-see instructions.)

   1    Salary Reduction Contributions.  The amount by which an employee agrees to reduce his or her compensation will be contributed by the Employer to the employee's SIMPLE IRA.

   2    Other Contributions

        a    Matching Contributions

        (i) For each calendar year, the Employer will contribute a matching contribution to each eligible employee's SIMPLE IRA equal to the employee's salary education contributions up to a limit of 3% of the employee's compensation for the calendar year.

        (ii) The Employer may reduce the 3% limit for the calendar year in
   (i) only if:

             (1) The limit is not reduced below 1%; (2) The limit is not reduced for more than 2 calendar years during the 5-year period ending with the calendar year the reduction is effective; and (3) Each employee is notified of the reduced limit within a reasonable period of time before the employees' 60-day election period for the calendar year (described in Article II, item 2a).

        b    Nonelective Contributions

        (i) For any calendar year, instead of making matching contributions the Employer may make nonelective contributions equal to 2% of compensation for the calendar year to the SIMPLE IRA of each eligible employee who has at least $______________ (not more than $5,000) in compensation for the calendar year. No more than $160,000* in compensation can be taken into account in determining the nonelective contribution for each eligible employee.

   ----------------
   * This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.

        (ii) For any calendar year, the Employer may make 2% nonelective contributions instead of matching contributions only if:

        (1) Each eligible employee is notified that a 2% nonelective contribution will be made instead of a matching contribution; and

        (2) This notification is provided within a reasonable period of time before the employees' 60-day election period for the calendar year (described in Article II, item 2a).

        Time and Manner of Contributions

        a    The Employer will make the salary reduction contributions
   (described in 1 above) for each eligible employee to the SIMPLE IRA established at the financial institution selected by that employee no later than 30 days after the end of the month in which the money is withheld from the employee's pay. See instructions.

        b    The Employer will make the matching or nonelective contributions
   (described in 2a and 2b above) for each eligible employee to the SIMPLE IRA established at the financial institution selected by that employee no later than the due date for filing the Employer's tax return, including extensions, for the taxable year that includes the last day of the calendar year for which the contributions are made.

   Article IV-Other Requirements and Provisions

   1    Contributions in General.  The Employer will make no contributions to the SIMPLE IRAs other than salary reduction contributions (described in Article III, item 1) and matching or nonelective contributions (described in Article III, items 2a and 2b).

   2    Vesting Requirements.  All contributions made under this SIMPLE plan are fully vested and nonforfeitable.

   3    No Withdrawal Restrictions.  The Employer may not require the employee to retain any portion of the contributions in his or her SIMPLE IRA or otherwise impose any withdrawal restrictions.

   4    Selection of IRA Trustee.  The employer must permit each eligible employee to select the financial institution that will serve as the trustee, custodian, or issuer of the SIMPLE IRA to which the employer will make all contributions on behalf of that employee.

   5    Amendments To This SIMPLE Plan.  This SIMPLE plan may not be amended except to modify the entries inserted in the blanks or boxes provided in Articles I, II, III, VI, and VII.

   6    Effects of Withdrawals and Rollovers

        a    An amount withdrawn from the SIMPLE IRA is generally includible in gross income. However, a SIMPLE IRA balance may be rolled over or transferred on a tax-free basis to another IRA designed solely to hold funds under a SIMPLE plan. In addition, an individual may roll over or transfer his or her SIMPLE IRA balance to any IRA on a tax-free basis after a 2-year period has expired since the individual first participate in a SIMPLE plan. Any rollover or transfer must comply with the requirements under section 408.

        b    If an individual withdraws an amount from a SIMPLE IRA during the 2-year period beginning when the individual first participate in a SIMPLE plan and the amount is subject to the additional tax on early distributions under section 72(t), this additional tax is increased from 10% to 25%.

   Article V-Definitions

   1    Compensation

        a    General Definition of Compensation.  Compensation means the sum of wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in section 6051(a)(3)) and the employee's salary reduction contributions made under this plan, and if applicable, elective deferrals under a section 401(k) plan, a SARSEP, or a section 403(b) annuity contract and compensation deferred under a section 45 plan required to be reported by the Employer on Form W-2 (as described in section 6051(a)(8)).

        b    Compensation for Self-Employed Individuals.  For self-employed individuals, compensation means that net earnings from self-employment determined under section 1402(a) prior to subtracting any contributions made pursuant to this plan on behalf of the individual.

   2    Employee.  Employee means a common-law employee of the Employer.  The term employee also includes a self-employed individual and a leased employee described in section 414(n) but does not include a nonresident alien who received no earned income from the Employer that constitutes income from sources within the United States.

   Eligible Employee. An eligible employee means an employee who satisfies the conditions in Article I, item 1 and is not excluded under Article I, item 2.

   4    SIMPLE IRA.  A SIMPLE IRA is an individual retirement account described in section 408(a), or an individual retirement annuity described in section 408(b), to which the only contributions that can be made are contributions under SIMPLE plan and rollovers or transfers from another SIMPLE IRA.

   Article VI-Procedures for Withdrawal. (The employer will provide each employee with the procedures for withdrawals of contributions received by the financial institution selected by that employee, and that financial institution's name and address (by attaching that information or inserting it in the space below) unless: (1) that financial institution's procedures are unavailable, or (2) that financial institution provides the procedures directly to the employee. See Employee Notification section in the instructions.

   Article VII-Effective Date

   This SIMPLE plan is effective _________________________________ (See instructions.)

                                   *  *  *  *


   Name of Employer              By:       Signature      Date

   Address of Employer           Name and title

   Model Notification to Eligible Employees


   I.   Opportunity to Participate in the SIMPLE Plan

        You are eligible to make salary reduction contributions to the ___________ SIMPLE plan. This notice and the attached summary description provide you with information that you should consider before you decide whether to start, continue, or change your salary reduction agreement.

   II.  Employer Contribution Election

        For the ______ calendar year, the employer elects to contribute to your SIMPLE IRA (employer must select either (1), (2) or (3)):

        (1) A matching contribution equal to your salary reduction contributions up to a limit of 3% of your compensation for the year.

        (2) A matching contribution equal to your salary reduction contributions up to a limit of ______% (employer must insert a number from 1 to 3 and is subject to certain restrictions) of your compensation for the year; or

        (3) A nonelective contribution equal to 2% of your compensation for the year (limited to $160,000*) if you are an employee who makes at least $__________ (employer must insert an amount that is $5,000 or less) in compensation for the year.

   ---------------
   * This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.

   III. Administrative Procedures

        If you decide to start or change your salary reduction agreement, you must complete the salary reduction agreement and return it to ___________________________________ (employer should designate a place or individual) by _____________________ (employer should insert a date that is not less than 60 days after notice is given).

   IV.  Employee Selection of Financial Institution

        You must select the financial institution that will serve as the trustee, custodian, issuer or your SIMPLE IRA and notify your employer of your selection.

                        Model Salary Reduction Agreement


   I.   Salary Reduction Election

        Subject to the requirements of the SIMPLE plan of ___________________________ (name of employer) I authorize __________% or
   $____________ (which equals ________% of my current rate of pay) to be withheld from my pay for each pay period and contributed to my SIMPLE IRA as a salary reduction contribution.

   II.  Maximum Salary Reduction

        I understand that the total amount of my salary reduction contributions in any calendar year cannot exceed $6,000*.

   ------------
   * This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.

   III. Date Salary Reduction Begins

        I understand that my salary reduction contributions will start as soon as permitted under the SIMPLE plan and as soon as administratively feasible or, if later, ____________. (Fill in the date you want the salary reduction contributions to begin. The date must be after you sign this agreement).

   IV.  Employee Selection of Financial Institution

        I select the following financial institution to serve as the trustee, custodian, or issuer of my SIMPLE IRA.

        ____________________________________________
        Name of financial institution

        ____________________________________________
        Address of financial institution

        ____________________________________________
        SIMPLE IRA account name and number

        I understand that I must establish a SIMPLE IRA to receive any contributions made on my behalf under this SIMPLE plan. If the information regarding my SIMPLE IRA is incomplete when I first submit my salary reduction agreement, I realize that it must be completed by the date contributions must be made under the SIMPLE plan. If I fail to update my agreement to provide this information by that date, I understand that my employer may select a financial institution of my SIMPLE IRA.

   V.   Duration of Election

        This salary reduction agreement replaces any earlier agreement and will remain in effect as long as I remain an eligible employee under the SIMPLE plan or until I provide my employer with a request to end my salary reduction contributions or provide a new salary reduction agreement as permitted under this SIMPLE plan.

   Signature of employee    ___________________________

   Date                     ___________________________

              THE HENNESSY FUNDS, INC. SIMPLIFIED EMPLOYEE PENSION

   Instructions

   Section references are to the Internal Revenue Code unless otherwise noted.

   Purpose of Form

   Form 5305-SEP (Model SEP) is used by an employer to make an agreement to provide benefits to all eligible employees under a SEP described in section 408(k). Do not file this form with the IRS. See Pub. 560, Retirement Plans for the Self-Employed, and Pub. 590, Individual Retirement Arrangements (IRAs).

   Instructions to the Employer

   Simplified Employee Pension.-A SEP is a written arrangement (a plan) that provides you with a simplified way to make contributions toward your employees' retirement income. Under a SEP, you can contribute to an employee's individual retirement account or annuity (IRA). You make contributions directly to an IRA set up by or for each employee with a bank, insurance company, or other qualified financial institution. When using Form 5305-SEP to establish a SEP, the IRA must be a Model IRA established on an IRS form or a master or prototype IRA for which the IRS has issued a favorable opinion letter. Making the agreement on Form 5305-SEP does not establish an employer IRA described in section 408(c).

   When Not To Use Form 5305-SEP.-Do not use this form if you:

        1. Currently maintain any other qualified retirement plan. This does not prevent you from maintaining another SEP.
        2. Previously maintained a defined benefit plan that is now terminated.
        3. Have any eligible employees for whom IRAs have not been established.
        4.   Use the services of leased employees (described in section
   414(n)).
        5. Are a member of an affiliated service group (described in section 414(m)), a controlled group of corporations (described in section 414(b)), or trades or businesses under common control (described in sections 414(c) and 414(o)), unless all eligible employees of all the members of such groups,trades, or businesses, participate in the SEP.
        6. Will not pay the cost of the SEP contributions. Do not use Form 5305-SEP for a SEP that provides for elective employee contributions even if the contributions are made under a salary reduction agreement.

        Use Form 5305A-SEP, or a nonmodel SEP if you permit elective deferrals to a SEP.

   Note: SEPs permitting elective deferrals cannot be established after 1996.

   Eligible Employees.-All eligible employees must be allowed to participate in the SEP. An eligible employee is any employee who: (1) is at least 21 years old, and (2) has performed "service" for you in at least 3 of the immediately preceding 5 years.

   Note: You can establish less restrictive eligibility requirements, but not more restrictive ones.

        Service is any work performed for you for any period of time, however short. If you are a member of an affiliated service group, a controlled group of corporations,or trades or businesses under common control, service includes any work performed for any period of time for any other member of such group,trades, or businesses.

   Excludable Employees.-The following employees do not have to be covered by the SEP: (1) employees covered by a collective bargaining agreement whose retirement benefits were bargained for in good faith by you and their union, (2) nonresident alien employees who did not earn U.S.source income from you, and (3) employees who received less than $400* in compensation during the year.

   Contribution Limits.-The SEP rules permit you to make an annual contribution of up to 15% of the employee's compensation or $300,000*, whichever is less. Compensation, for this purpose, does not include employer contributions to the SEP or the employee's compensation in excess of $160,000*. If you also maintain a Model Elective SEP or any other SEP that permits employees to make elective deferrals, contributions to the two SEPs together may not exceed the smaller of $300,000* or 15% of compensation for any employee.

   ---------------
   * This amount reflects the cost-of-living increase effective January 1, 1997. The amount is adjusted annually. The IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.

        Contributions cannot discriminate in favor of highly compensated employees. You are not required to make contributions every year. But you must contribute to the SEP-IRAs of all of the eligible employees who actually performed services during the year of the contribution. This includes eligible employees who die or quit working before the contribution is made.

        You may also not integrate your SEP contributions with, or offset them by, contributions made under the Federal Insurance Contributions Act
   (FICA).

        If this SEP is intended to meet the top-heavy minimum contribution rules of section 416, but it does not cover all your employees who participate in your elective SEP, then you must make minimum contributions to IRAs established on behalf of those employees.

   Deducting Contributions.--You may deduct contributions to a SEP subject to the limits of section 404(h). This SEP is maintained on a calendar year basis and contributions to the SEP are deductible for your tax year with or within which the calendar year ends. Contributions made for a particular tax year must be made by the due date of your income tax return (including extensions) for that tax year.

   Completing the Agreement.--This agreement is considered adopted when:
   - IRAs have been established for all your eligible employees;
   - You have completed all blanks on the agreement form without modification; and
   - You have given all your eligible employees the following information:
        1.   A copy of Form 5305-SEP.
        2. A statement that IRAs other than the IRAs into which employer SEP contributions will be made may provide different rates of return and different terms concerning, among other things, transfers and withdrawals of funds from the IRAs.
        3. A statement that, in addition to the information provided to an employee at the time the employee becomes eligible to participate, the administrator of the SEP must furnish each participant within 30 days of the effective date of any amendment to the SEP, a copy of the amendment and a written explanation of its effects.
        4. A statement that the administrator will give written notification to each participant of any employer contributions made under the SEP to that participant's IRA by the later of January 31 of the year following the year for which a contribution is made or 30 days after the contribution is made.
        Employers who have established a SEP using Form 5305-SEP and have furnished each eligible employee with a copy of the completed Form 5305-SEP and provided the other documents and disclosures described in Instructions to the Employer and Information for the Employee, are not required to file the annual information returns, Forms 5500, 5500-C/R, or 5500-EZ for the SEP. However, under Title I of ERISA, this relief from the annual reporting requirements may not be available to an employer who selects, recommends, or influences its employees to choose IRAs into which contributions will be made under the SEP, if those IRAs are subject to provisions that impose any limits on a participant's ability to withdraw funds (other than restrictions imposed by the Code that apply to all IRAs). For additional information on Title I requirements, see the Department of Labor regulation at 29 CFR 2520.104-48.

   Information for the Employee
   The information below explains what a SEP is, how contributions are made, and how to treat your employer's contributions for tax purposes. For more information, see Pub. 590.

   Simplified Employee Pension.--A SEP is a written arrangement (a plan) that allows an employer to make contributions toward your retirement. Contributions are made to an individual retirement account/annuity (IRA). Contributions must be made to either a Model IRA executed on an IRS form or a master or prototype IRA for which the IRS has issued a favorable opinion letter.

        An employer is not required to make SEP contributions. If a contribution is made, it must be allocated to all the eligible employees according to the SEP agreement. The Model SEP (Form 5305-SEP) specifies that the contribution for each eligible employee will be the same percentage of compensation (excluding compensation higher than $160,000*) for all employees.

        Your employer will provide you with a copy of the agreement containing participation rules and a description of how employer contributions may be made to your IRA. Your employer must also provide you with a copy of the completed Form 5305-SEP and a yearly statement showing any contributions to your IRA.

        All amounts contributed to your IRA by your employer belong to you even after you stop working for that employer.

   Contribution Limits.--Your employer will determine the amount to be contributed to your IRA each year. However, the amount for any year is limited to the smaller of $30,000* or 15% of your compensation (currently limited to $160,000) for that year. Compensation does not include any amount that is contributed by your employer to your IRA under the SEP. Your employer is not required to make contributions every year or to maintain a particular level of contributions.

   Tax Treatment of Contributions.--Employer contributions to your SEP-IRA are excluded from your income unless there are contributions in excess of the applicable limit. Employer contributions within these limits will not be included on your Form W-2.

   Employee Contributions.--You may contribute the smaller of $2,000 or 100% of your compensation to an IRA. However, the amount you can deduct may be reduced or eliminated because, as a participant in a SEP, you are covered by an employer retirement plan.

   SEP Participation.--If your employer does not require you to participate in a SEP as a condition of employment, and you elect not to participate, all other employees of your employer may be prohibited from participating. If one or more eligible employees do not participate and the employer tries to establish a SEP for the remaining employees, it could cause adverse tax consequences for the participating employees.

        An employer may not adopt this IRS Model SEP if the employer maintains another qualified retirement plan or has ever maintained a qualified defined benefit plan. This does not prevent your employer from adopting this IRS Model SEP and also maintaining an IRS Model Elective SEP or other SEP. However, if you work for several employers, you may be covered by a SEP of one employer and a different SEP or pension or profit-sharing plan of another employer.

   SEP-IRA Amounts--Rollover or Transfer to Another IRA.--You can withdraw or receive funds from your SEP-IRA if within 60 days of receipt, you place those funds in another IRA or SEP-IRA. This is called a "rollover" and can be done without penalty only once in any 1-year period. However, there are no restrictions on the number of times you may make "transfers" if you arrange to have these funds transferred between the trustees or the custodians so that you never have possession of the funds.

   Withdrawals.--You may withdraw your employer's contribution at any time, but any amount withdrawn is includible in your income unless rolled over. Also, if withdrawals occur before you reach age 59-1/2, you may be subject to a tax on early withdrawal.

   Excess SEP Contributions.--Contributions exceeding the yearly limitations may be withdrawn without penalty by the due date (plus extensions) for filing your tax return (normally April 15), but is includible in your gross income. Excess contributions left in your SEP-IRA account after that time may have adverse tax consequences. Withdrawals of those contributions may be taxed as premature withdrawals.

   Financial Institution Requirements.--The financial institution where your IRA is maintained must provide you with a disclosure statement that contains the following information in plain, nontechnical language:

        1.   The law that relates to your IRA.

        2.   The tax consequences of various options concerning your IRA.

        3. Participation eligibility rules, and rules on the deductibility of retirement savings.

        4. Situations and procedures for revoking your IRA, including the name, address, and telephone number of the person designated to receive notice of revocation. (This information must be clearly displayed at the beginning of the disclosure statement.)

        5. A discussion of the penalties that may be assessed because of prohibited activities concerning your IRA.

        6.   Financial disclosure that provides the following information:

        a. Projects value growth rates of your IRA under various contribution and retirement schedules, or describes the method of determining annual earnings and charges that may be assessed.

        b. Describes whether, and for when, the growth projections are guaranteed, or a statement of the earnings rate and the terms on which the projections are based.

        c. States the sales commission for each year expressed as a percentage of $1,000.

        In addition, the financial institution must provide you with a financial statement each year. You may want to keep these statements to evaluate your IRA's investment performance.

                            THE HENNESSY FUNDS, INC.

                     SIMPLIFIED EMPLOYEE PENSION-INDIVIDUAL
                   RETIREMENT ACCOUNTS CONTRIBUTION AGREEMENT
               (Under Section 408(k) of the Internal Revenue Code)


                                  makes the following agreement under
                (Name of employer)
   Section 408(k) of the Internal Revenue Code and the instructions to this form.

   Article I--Eligibility Requirements (Check appropriate boxes--see Instructions.)

   The employer agrees to provide for discretionary contributions in each calendar year to the individual retirement account or individual retirement annuity (IRA) of all employees who are at least ______ years old (not to exceed 21 years old) and have performed services for the employer in at least ______ years (not to exceed 3 years) of the immediately preceding 5 years. This simplified employee pension (SEP) [_] includes [_] does not include employees covered under a collective bargaining agreement, [_] includes [_] does not include certain nonresident aliens, and [_] includes [_] does not include employees whose total compensation during the year is less than $400*.

   Article II--SEP Requirements (See Instructions.)

   The employer agrees that contributions made on behalf of each eligible employee will be:

   A.   Based only on the first $160,000* of compensation.

   B. Made in an amount that is the same percentage of compensation for every employee.

   C. Limited annually to the smaller of $30,000* or 15% of compensation.

   D. Paid to the employee's IRA trustee, custodian, or insurance company (for an annuity contract).



        Employer's Signature and date                Name and title


   ---------------
   * This amount reflects the cost-of-living increase effective January 1, 1998. The amount is adjusted annually. The IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.